Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Seneca Foods Corporation
Employee’ Savings Plan
Fairport, New York

We consent to the incorporation by reference in registration statement (No. 333-12365, 333-145916 and 333-166846) on Form S-8 of our report dated June 28, 2023, appearing in this Annual Report on Form 11-K of the Seneca Foods Corporation Employee' Savings plan for the year ended December 31, 2022.

/s/ Walters & Associates, CPA's
Sarasota, FL

June 28, 2023